As filed with the Securities and Exchange Commission on July 17, 2019
Registration No. 333-232113
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4 ON FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-4749725
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

96 Morton Street, 9th Floor New York, New York (212) 261-9000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Sven-Olof Lindblad President and Chief Executive Officer Lindblad Expeditions Holdings, Inc. 96 Morton Street, 9th Floor New York, New York 10014 (212) 261-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Ann Beth Stebbins, Esq. Laura Kaufmann Belkhayat, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	150,474	N/A	N/A	(2)

(1)	Represents the maximum number of shares of common stock, par value $0.0001 per share (the "Common Stock"), of Lindblad Expeditions Holdings, Inc., a Delaware corporation (the "Company" or "we"), issuable under outstanding warrants to purchase shares of common stock, par value $0.0001 per share, of the Company.

(2)	These shares of Common Stock were registered under the Registration Statement on Form S-4/A (File No. 333-232113) filed with the Securities and Exchange Commission (the "Commission") on June 28, 2019, which became effective on July 9, 2019. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Registration Statement on Form S-4/A.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Lindblad Expeditions Holdings, Inc., a Delaware corporation (the "Company" or "we"), hereby amends its Registration Statement on Form S-4/A (File No. 333-232113) filed with the Securities and Exchange Commission (the "Commission") on June 28, 2019, which became effective on July 9, 2019 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-3 (this "Post-Effective Amendment") containing an updated prospectus relating to the shares of our common stock, par value $0.0001 per share (the "Common Stock"), issuable upon the future exercise of certain outstanding warrants to purchase shares of Common Stock. All such shares of Common Stock were previously registered on the Form S-4. This Post-Effective Amendment is being filed to convert 150,474 shares of the Common Stock covered by the Form S-4 to be covered by Form S-3.

LINDBLAD EXPEDITIONS HOLDINGS, INC.

150,474 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the issuance by us of 150,474 shares of our common stock, par value $0.0001 per share (referred to as "common stock"), upon the exercise of warrants originally issued as part of units in our initial public offering (referred to as "public warrants"). The public warrants were part of the same class as the warrants sold in a private placement that closed simultaneously with the consummation of our initial public offering (referred to as "sponsor warrants") and issued in connection with conversion of $500,000 of convertible notes into warrants (referred to as "conversion warrants" and together with the public warrants and the sponsor warrants, the "warrants").

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per whole share. We will receive all of the proceeds from any cash exercise of the warrants. If all of the warrants were exercised in full for cash, we would receive gross proceeds of $1,730,451. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We will receive no proceeds from the sale of the common stock underlying the warrants.

Our common stock and warrants are listed on The NASDAQ Capital Market under the symbols "LIND" and "LINDW," respectively. On July 16, 2019, the last reported sale price of our common stock and warrants on The NASDAQ Capital Market was $18.36 and $6.95, respectively.

Investment in our securities involves risks. See the risk factors identified in the documents incorporated by reference herein for more information regarding risks you should consider before investing in our common stock and/or warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2019.

Table of Contents

ABOUT THIS PROSPECTUS

You should read carefully this prospectus in its entirety, together with additional information described under the heading "Where You Can Find More Information" in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, "we," "us," and "our" refer to Lindblad Expeditions Holdings, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC filings are available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 20, 2019;

•	our Quarterly Reports on Form 10-Q and 10-Q/A, for the quarterly period ended March 31, 2019, filed on May 2, 2019 and May 3, 2019, respectively;

•	our Current Reports on Form 8-K filed on February 28, 2019 (Item 1.01 only), April 11, 2019, June 11, 2019, July 9, 2019, and July 17, 2019;

•	the portions of our Definitive Proxy Statement relating to our 2019 Annual Meeting of Stockholders, filed on April 29, 2019, that are incorporated by reference in the 2018 Annual Report; and

•	The section entitled "Description of Capital Stock" from our Registration Statement on Form S-4, filed on June 28, 2019.

We also incorporate by reference all filings we make after the date of the initial registration statement and prior to effectiveness of the registration statement and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus on or after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Investor Relations

Lindblad Expeditions Holdings, Inc.

96 Morton Street

9th Floor

New York, NY 10014

(212) 261-9000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in or incorporated by reference in this prospectus about our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. There may be events in the future that we are not able to predict accurately or over which we have no control. Potential risks and uncertainties include, but are not limited to:

●	general economic conditions;

●	unscheduled disruptions in our business due to weather events, mechanical failures, or other events;

●	changes adversely affecting the business in which we are engaged;

●	management of our growth and our ability to execute on our planned growth;

●	our business strategy and plans;

●	our ability to maintain our relationship with National Geographic Partners;

●	compliance with new and existing laws and regulations, including environmental regulations;

●	compliance with the financial and/or operating covenants in our debt arrangements;

●	adverse publicity regarding the cruise industry in general;

●	loss of business due to competition;

●	the result of future financing efforts;

●	delays and costs overruns with respect to the construction and delivery of newly constructed vessels;

●	the inability to meet revenue and Adjusted EBITDA projections; and

●	those risks discussed in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 28, 2019 (the “2018 Annual Report”), which is incorporated by reference herein.

We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

You should read this prospectus and the documents that we incorporate by reference into this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to purchase common stock in this offering. You should read this entire prospectus carefully, as well as the information to which we refer you and the information incorporated by reference herein, before deciding to purchase common stock in this offering. You should pay special attention to the sections titled "Risk Factors," in each of this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as well as our consolidated financial statements, and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each of which is incorporated by reference in this prospectus, before making an investment decision.

Our Company

Lindblad provides expedition cruising and adventure travel experiences using itineraries that feature up-close encounters with wildlife, nature, history and culture, and promote guest empowerment and interactivity. Our mission is to offer life-changing adventures around the world and pioneer innovative ways to allow our guests to connect with exotic and remote places. Our expedition ships are customized, nimble and intimately-scaled vessels that are able to venture where larger cruise ships cannot, thus allowing us to offer up-close experiences in the planet’s wild and remote places and capitals of culture. Many of these expeditions involve travel to remote places with limited infrastructure and ports (such as Antarctica and the Arctic), including places that are best accessed by a ship (such as the Galápagos, the Alaskan coast and Baja California’s Sea of Cortez), and foster active engagement by guests. Each expedition ship is designed to be comfortable and inviting, while being fully equipped with state-of-the-art tools for in-depth exploration. In addition to our sea-based expeditions, we offer land-based, eco-conscious expeditions across the globe from Antarctica to Zimbabwe primarily through our Natural Habitat, Inc. subsidiary.

Corporate Information

We are a Delaware corporation and our corporate headquarters are located at 96 Morton Street, 9th Floor, New York, New York 10014. Our telephone number is (212) 261-9000. Our Internet website address is www.expeditions.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

THE OFFERING

The following summary contains basic information about the Common Stock offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in shares of the Common Stock. For a more complete understanding of our common stock, you should read "Description of Capital Stock" included in our Registration Statement on Form S-4 (File No. 333-232113), which is incorporated by reference herein.

Issuer	Lindblad Expeditions Holdings, Inc., a Delaware corporation.

Common Stock offered	150,474 shares of Common Stock.

Use of proceeds	If all of the warrants are exercised in full, we will issue approximately 150,474 shares of Common Stock and will receive aggregate net proceeds of up to approximately $1,688,451. We intend to use the proceeds, if any, from the exercise of warrants for working capital and general corporate purposes. We have no assurance that any of the warrants will be exercised.

Listing	Our common stock and warrants are listed on The NASDAQ Capital Market under the symbols "LIND" and "LINDW," respectively.

Notice of Exchange	On July 17, 2019, we completed an exchange offer and consent solicitation pursuant to which a total of 9,935,000 warrants, or approximately 98.5% of the 10,085,474 outstanding warrants, were validly tendered and not withdrawn, and were therefore deemed to have consented to an amendment to the warrant agreement governing the warrants. We entered into the amendment on July 17, 2019, following the closing of the exchange offer and consent solicitation. In accordance with the warrant agreement, as amended, we issued a notice of exchange on July 17, 2019 to holders of all remaining public warrants for 0.36575 shares of Common Stock per warrant, which exchange will occur on August 1, 2019 with respect to any warrants that are not exercised prior to such date.

Risk factors	Investing in the Common Stock involves risks. See "Risk Factors," beginning on page 6 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of certain factors that you should carefully consider before making an investment decision.

Unless otherwise indicated, the information contained in this prospectus is as of the date set forth on the cover of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our most recent Quarterly Report on 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file alter the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will receive all of the proceeds from any cash exercise of the warrants. If all of the warrants were exercised in full for cash, we would receive gross proceeds of $1,730,451. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We will receive no proceeds from the future sale of the common stock underlying the warrants. We currently intend to use these proceeds, if any, for working capital and general corporate purposes.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of Common Stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. The payment of any dividends is within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, shares of our common stock will be issued to those warrant holders who, directly or through their broker, banker, trustee or other nominee, provide exercise instructions with respect to uncertificated warrants and provide payment of the exercise price to the warrant agent. We do not know if or when any warrants will be exercised. We also do not know whether or in what manner any of the shares of common stock acquired upon exercise will be sold.

We will bear all costs, expenses and fees in connection with the registration and issuance of the common stock issuable upon exercise of the warrants. We will not bear any of the brokerage commissions, selling expenses or similar costs related to any resales of the common stock.

9

VALIDITY OF COMMON STOCK

The validity of the securities offered by this prospectus has been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Lindblad Expeditions Holdings, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Lindblad Expeditions Holdings, Inc.

150,474 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$0
Legal fees and expenses	20,000
Accounting fees and expenses	20,000
Printing and miscellaneous fees and expenses	2,000
Total	$42,000

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Paragraph B of Article Eighth of our certificate of incorporation provides:

”The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

The registrant has purchased directors’ and officers’ liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Our agreements with Sven-Olof Lindblad, Trey Byus, Craig I. Felenstein and Philip Auerbach each provide that we shall indemnify the executive to the fullest extent permitted by the laws of the State of Delaware against all damages, costs, expenses and other liabilities reasonably incurred or sustained in connection with any suit, action or proceeding the executive may be made a party by reason of being or having been a director or officer of the company or any of its subsidiaries, or having served in any other capacity or taken any other action purportedly on behalf of or at the request of the company or any of its subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Number	Description	Included	Form	Filing Date

3.1	Second Amended and Restated Certificate of Incorporation.	By Reference	DEFM 14-A	June 24, 2015

3.2	Bylaws.	By Reference	S-1	February 15, 2011

4.1	Specimen Common Stock Certificate.	By Reference	8-K	July 10, 2015

4.2	Specimen Warrant Certificate.	By Reference	8-K	July 10, 2015

4.3	Warrant Agreement.	By Reference	8-K	May 15, 2013

4.4	Amendment No. 1 to the Warrant Agreement, dated May 10, 2013, by and among Capital Acquisition Corp. II and Continental Stock Transfer & Trust Company.	By Reference	8-K	July 17, 2019

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of counsel)	By Reference	S-4	June 14, 2019

10.1	Registration Rights Agreement among the Company and each of Capitol Acquisition Management 2 LLC, Lawrence Calcano, Richard C. Donaldson, Piyush Sodha and L. Dyson Dryden.	By Reference	8-K	May 15, 2013

10.2	Registration Rights Agreement between the shareholders of Lindblad Expeditions, Inc. and Capitol Acquisitions Corp. II.	By Reference	8-K	July 10, 2015

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (filed as part of Exhibit 5.1)	By Reference	S-4	June 14, 2019

23.2	Consent of Marcum LLP	Herewith

24.1	Powers of Attorney	By Reference	S-4	June 14, 2019

(b)	Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(iv)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(v)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(vi)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used alter effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(vii)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(viii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(ix)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(x)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned.

LINDBLAD EXPEDITIONS HOLDINGS, INC.

Date: July 17, 2019	By:	/s/ Sven-Olof Lindblad
Name: Sven-Olof Lindblad
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

* Sven-Olof Lindblad	Chief Executive Officer, President and Director (Principal Executive Officer)	July 17, 2019

/s/ Craig I. Felenstein Craig I. Felenstein	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2019

* Mark D. Ein	Chairman of the Board	July 17, 2019

* Bernard W. Aronson	Director	July 17, 2019

* Elliott Bisnow	Director	July 17, 2019

* Daniel J. Hanrahan	Director	July 17, 2019

* L. Dyson Dryden	Director	July 17, 2019

* John M. Fahey	Director	July 17, 2019

* Catherine B. Reynolds	Director	July 17, 2019

*By:	/s/ Craig I. Felenstein
Craig I. Felenstein
Attorney-In-Fact